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                                                                       EXHIBIT 1

                      AGREEMENT TO FILE JOINT SCHEDULE 13D

         Each of the undersigned, being a record owner or "beneficial owner" of the common stock of Power-One, Inc. ("Common Stock"), hereby agrees to jointly file a Schedule 13D with respect to their respective holdings of the Common Stock and to include this agreement as an exhibit to such Schedule 13D.

         IN WITNESS WHEREOF, each of the undersigned has executed and delivered this agreement as of the 19th day of March, 2003.

                                 EDEN Voting Trust

                                 By: /s/ JAMES B. SOMMERS
                                     ----------------------------------------
                                     James B. Sommers, Trustee


                                 Stephens Group, Inc.

                                 By: /s/ DAVID A. KNIGHT
                                     ----------------------------------------
                                     David A. Knight, Vice President


                                 Stephens-EBC, LLC

                                 By:  Stephens Group, Inc.

                                     By: /s/ DAVID A. KNIGHT
                                         ------------------------------------
                                         David A. Knight, Vice President